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                                                                                                   EXHIBIT 21


                                                      COGNEX CORPORATION
                                               SUBSIDIARIES OF THE REGISTRANT


     The registrant has the following subsidiaries, the financial statements of which are all included in the consolidated financial statements of the registrant:

      NAME OF                                   STATE/COUNTRY OF                        PERCENT
    SUBSIDIARY                                   INCORPORATION                         OWNERSHIP
- ----------------------                        -----------------------                  ---------
Cognex K.K.                                   Japan                                      100%
Cognex Technology and Investment
  Corporation                                 California                                 100
Cognex Foreign Sales Corporation              U.S. Virgin Islands                        100
Cognex International, Inc.                    Delaware                                   100
Cognex Germany, Inc.                          Massachusetts                              100


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